1. Proposed to approve an Agreement and Plan of Merger dated September 12, 1993, that provides for the merger of the Company with and into AmSouth Bancorporation, a Delaware corporation.

         FOR       AGAINST        ABSTAIN
         [_]         [_]            [_]


2. Authorization of the proxies, in their discretion as determined by a majority of the Board of Directors, to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.



If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

                                    Dated:
                                          --------------------------------------

                                    --------------------------------------------
                                    Signature(s) of Shareholder or
                                    Authorized Representative

                                    Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. Only one signature is required in the case of stock ownership in the name of two or more persons.


                ============================================
                "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"
                ============================================

                   PREFERRED SHAREHOLDERS REVOCABLE PROXY
                            FORTUNE BANCORP, INC.


     THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned shareholder hereby constitutes and appoints the Board of Directors of Fortune Bancorp, Inc. (the "Company"), the proxies of the undersigned to attend the Annual Meeting of Shareholders of the Company at be held at the Company's corporate headquarters, 16120 U.S. Highway 19 North, Clearwater, Florida, on Thursday, May 12, 1994, at 11:00 a.m. local time, and any adjournments or postponements thereof, and to vote all the shares of preferred stock of the Company that the undersigned may be entitled to vote at such Annual Meeting, upon the following matters as indicated on the reverse side hereof.

     This proxy is solicited by the Board of Directors of the Company and will be voted in accordance with the instructions marked herein. If no instructions to the contrary are marked herein, the proxy will be voted FOR proposal 1, and in accordance with the recommendations of a majority of the Board of Directors as to any other matters.

     The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders, Proxy Statement and Prospectus and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.


                         (Continued on reverse side)